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Exhibit to Form 3

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736

Colonia Lomas de Chapultepec

11000 México D.F., México

Each of Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) and Grupo Financiero Inbursa, S.A.B. de C.V. (“GFI”) has the following principal business address:

Avenida Insurgentes Sur #3500, PB

Colonia Peña Pobre

Delegación Tlalpan, CP

14060 México D.F., México

Explanation of Responses:

Carlos Slim Helú and the members of the Slim Family are beneficiaries of a Mexican trust that in turn owns substantially all of the issued and outstanding voting securities of Inmobiliaria. As a result, each of these beneficiaries may be deemed to have indirect beneficial ownership of the 9,854,000 shares of Class A Common Stock and the warrants that are beneficially owned directly by Inmobiliaria. In addition, Carlos Slim Helú and the members of the Slim Family are beneficiaries of a Mexican trust, which in turn owns a majority of the outstanding voting equity securities of GFI. As a result, each of these beneficiaries may be deemed to have indirect beneficial ownership of the warrants owned by GFI.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
Eduardo Valdés Acra
Marco Antonio Slim Domit	Attorney-in-Fact*
January 23, 2009
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

INMOBILIARIA CARSO, S.A. DE C.V.

By: Armando Ibáñez Vázquez Title: Attorney-in-Fact

GRUPO FINANCIERO INBURSA, S.A.B. DE C.V.

By: Raul Humberto Zepeda Ruiz Title: Attorney-in-Fact

* See the Power of Attorney for GFI and the Joint Filing Agreement for Carlos Slim Helu, the members of the Slim Family, Inmobiliaria, and GFI, each of which is filed as an exhibit to the Schedule 13G/A filed by the Reporting Persons with the U.S. Securities Exchange Commission on January 22, 2009 in respect of its ownership of equity shares in The New York Times Company and the Powers of Attorney for Carlos Slim Helu and the members of the Slim Family and Inmobiliaria, which are filed as exhibits to the Form 4 filed by the Reporting Persons with the U.S. Securities Exchange Commission on January 2, 2009 in respect of its ownership of equity shares in Bronco Drilling Company, Inc, all of which are hereby incorporated herein by reference.

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